UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2006 - July 28, 2006
Date of Report - Date of earliest event reported

KERR-MCGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
(Address of principal executive offices) (Zip Code)

(405) 270-1313
(Registrant’s telephone number)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

As previously disclosed in the proxy statement dated as of July 12, 2006, under the heading “The Merger—Litigation Challenging the Merger,” on June 26, 2006, a petition was filed in the District Court of Oklahoma County, Oklahoma styled John Rinderknecht, On Behalf of Himself and All Others Similarly Situated v. Kerr-McGee Corp., Luke R. Corbett, Sylvia A. Earle, Martin C. Jischke, Leroy C. Richie, William E. Bradford, David C. Genever-Watling, Farah M. Walters, Robert O. Lorenz, Michael Portillo, William F. Wallace and Ian L. White-Thomson (the “stockholder lawsuit”). The plaintiff subsequently filed an amended complaint in the District Court on July 18, 2006.  The plaintiff alleged that he was a stockholder of Kerr-McGee, and he purported to sue on behalf of a class of Company stockholders.  The plaintiff alleged that Kerr-McGee Corporation (referred to herein as “we,” “us,” “our”, “Kerr-McGee”, “the Company” or “our company”) and its directors engaged in self-dealing and breached fiduciary duties owed to Kerr-McGee’s stockholders in connection with the agreement and plan of merger (the “merger agreement”) with Anadarko Petroleum Corporation (“Anadarko”) and APC Acquisition Sub, Inc., a wholly owned subsidiary of Anadarko (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “merger”).  Among other things, the plaintiff sought to enjoin and prevent the parties from completing the merger until Kerr-McGee adopts and implements a procedure to obtain the highest possible price for Kerr-McGee stockholders.

On July 28, 2006, we agreed in principle with the plaintiff to settle the lawsuit.  As part of the settlement, the defendants deny all allegations of wrongdoing.  The settlement will be subject to customary conditions including court approval following notice to members of the proposed settlement class and consummation of the merger. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will petition the court for an award of attorneys’ fees and expenses to be paid by us. As part of the proposed settlement, we have agreed to pay $825,000 to the plaintiff’s counsel for their fees and expenses, subject to approval by the court.

The settlement will not affect the amount of merger consideration to be paid in the merger.

Pursuant to the proposed settlement, we have agreed to make the disclosures set forth below.  Important information concerning the proposed merger is set forth in, or incorporated by reference into, our proxy statement dated July 12, 2006.  Our proxy statement, which we urge you to read in its entirety, is supplemented by, and should be read as part of, and in conjunction with, the information filed in this current report on Form 8-K.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in our proxy statement.

Financial Projections

We do not as a matter of course make public forecasts or projections of future earnings. In connection with the proposed merger and the settlement of the litigation, we have determined to make available to our stockholders projections of our anticipated future operating performance for the five fiscal years ending 2006 through 2010 that were prepared by us in good faith and in the ordinary course of our business for use by us in our business. In June 2006, these projections were provided to each of our financial advisors, J.P. Morgan Securities Inc. (“JPMorgan”) and Lehman Brothers Inc. (“Lehman Brothers”), in connection with the rendering of their respective fairness opinions and to Anadarko in connection with its due diligence in anticipation of our potential merger into Anadarko. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the Securities and Exchange Commission, or SEC, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles. Our independent registered public accounting firm has not compiled or examined any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them.  They are included below solely for the purpose of giving our stockholders access to the information that was provided to our financial advisors and to Anadarko during its due diligence review.

The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution.  They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments.  They are not guarantees of future performance.  Actual results may differ materially from those contemplated by these projections.  In addition to the factors discussed elsewhere in the proxy statement, as supplemented by this proxy statement supplement, other factors that could cause actual results to differ materially include industry performance, and general business, economic, regulatory, market and financial conditions.  In addition, any statements regarding possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates, future cash flows and changes in any of the foregoing are forward-looking statements.  Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, the market value of Kerr-McGee’s products, uncertainties in interpreting engineering data, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, general economic conditions, and other factors and risks discussed herein and in the Company’s other SEC filings.  Many such factors and risks are beyond Kerr-McGee’s ability to control or predict.  None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control.  These and other factors are discussed in the documents that are filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.  In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which may also cause actual results to materially differ.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, or that any recipient of the projections considered, or now considers, them to be a reliable predictor of future events, and they should not be relied on as such.  No one has made, or makes, any representation regarding the information contained in the projections.  These projections speak only as of the date they were finalized and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

Financial Projections Summary

Summary Results of Operations Data (Projected)
(Millons of Dollars)	2006 Projected	2007 Projected	2008 Projected	2009 Projected	2010 Projected
Operating revenues(1)	$5,131	$6,324	$6,291	$6,480	$6,909
Operating expenses(2)	$(2,294)	$(2,568)	$(2,593)	$(2,775)	$(3,015)
Other gains, losses & expenses (including income taxes)	$(1,331)	$(1,657)	$(1,280)	$(1,241)	$(1,256)
Income from continuing operations	$1,506	$2,099	$2,418	$2,464	$2,638

Selected Cash Expenditure Items (Projected)
Capital expenditures	$(1,628)	$(1,619)	$(1,711)	$(1,768)	$(1,855)
Debt payments	$(557)	$(150)	$0	$0	$0

(1)  Excluding gas marketing revenues and net commodity derivative losses, which are included in other gains, losses and expenses.

(2)  Excluding gas purchase costs associated with gas marketing activities, which are included in other gains, losses and expenses.

These projections reflect the Company’s execution of its previously disclosed strategic plan to transform the Company into a pure-play exploration and production company.  Initial phases of the strategic plan that have been completed include an initial public offering and spin-off of our chemical business, sale of our assets in the North Sea, and sale of selected U.S. onshore properties.  We also have announced the sale of our Gulf of Mexico shelf assets, which we expect to close during the third quarter of 2006.  The plan also calls for a strategy focused on accelerated development and exploitation and high-impact exploration.  The accelerated development program focuses on two large resource plays in the Rockies (the Wattenberg and Greater Natural Buttes fields); it also calls for development of discoveries in Brazil, Alaska, China, and the deepwater Gulf of Mexico.  The plan’s exploratory program concentrates on targets within the deepwater Gulf of Mexico and other proven hydrocarbon basins.

Background

In early June 2006, the Company received an unsolicited letter from an investment bank regarding a potential transaction.  The letter did not name the client the bank was purporting to represent.  The Board did not consider this a meaningful proposal and discussions were not pursued.  The Company did not receive any further correspondence from the bank.

Information Regarding our Financial Advisors

As disclosed in our proxy statement, the opinions and financial analyses of JPMorgan and Lehman Brothers were among the factors considered by the Kerr-McGee Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of the Kerr-McGee Board of Directors or management with respect to the merger or the merger consideration.  JPMorgan and Lehman Brothers were selected by the Kerr-McGee Board of Directors to serve as financial advisors based on their qualifications, reputations and respective experience in the valuation of businesses and securities in connection with mergers and acquisitions in general, and transactions in the oil and gas industry in particular.  Information regarding the opinions and the financial analyses performed by JPMorgan and Lehman, as well as copies of the opinions themselves, are included in our proxy statement.

In connection with the settlement of the litigation we have agreed to supplement certain disclosures in our proxy statement. The supplements are set forth below, compared to certain disclosures already made in our proxy statement, various excerpts of which are reproduced below. The new text is underlined and deleted text is stricken through.

Opinion of JPMorgan

Public Market Comparables Analysis.  JPMorgan compared financial, operating and stock market data of Kerr-McGee to corresponding data of the following publicly traded companies, which JPMorgan considered to be comparable industry peers.  The companies included in the comparison group were selected by JPMorgan on the basis of various attributes, including mix of assets, geographic location of operations and assets and company size, among other characteristics.  The comparable companies included:  Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, Devon Energy Corporation, EOG Resources, Inc. and XTO Energy Inc. JPMorgan noted that none of the selected companies is either identical or directly comparable to Kerr-McGee and that any analysis of selected companies necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading of the selected companies.

JPMorgan reviewed multiples of equity value (based on the closing prices per share on June 19, 2006) to estimated 2006 cash flow, firm value (equity value adjusted for debt and cash as of March 31, 2006) to estimated 2006 EBITDAX (defined as earnings before interest, taxes, depreciation, amortization and exploration expense) and firm value to proved reserves obtained for the group of companies that it compared with Kerr-McGee ~~and applied its judgment to estimate valuation multiple reference ranges for Kerr-McGee~~.  JPMorgan noted that the comparable industry peers had an equity value to estimated 2006 cash flow multiple range of 3.3x-5.5x, a firm value to estimated 2006 EBITDAX multiple range of 3.8x-5.2x and a firm value to proved reserves ratio of $10.04-$15.54.

Precedent Transaction Analysis.  Using publicly available information, JPMorgan examined selected precedent corporate transactions.  JPMorgan chose the transactions to include in its sample of precedent transactions based on various attributes of the transactions, including size of transaction, asset attributes of the target, market capitalization of the target company and how recently the transaction was announced.  JPMorgan calculated the equity purchase price in the selected transactions as a multiple of one-year forward cash flow, calculated multiples for transaction value (equity purchase price adjusted for debt and cash) to one-year forward EBITDAX and calculated multiples for transaction value (equity purchase price adjusted for debt and cash) to reserves for the target in each selected transaction.  Among other factors, JPMorgan noted that the merger and acquisition transaction environment varies over time because of macroeconomic conditions such as fluctuations in interest rates, oil and natural gas prices, equity markets and macroeconomic conditions such as industry results and growth expectations.

The precedent transactions examined with respect to Kerr-McGee’s valuation were as follows:

•                       Energy Partners Ltd./Stone Energy Corporation

•                       Petrohawk Energy Corporation/KCS Energy Inc.

•                       Helix Energy Solutions Group Inc./Remington Oil & Gas Corporation

•                       ConocoPhillips/Burlington Resources Inc.

•                       Occidental Petroleum Corporation/Vintage Petroleum, Inc.

•                       Norsk Hydro ASA/Spinnaker Exploration Company

•                       Chevron Corporation/Unocal Corporation

•                       Cimarex Energy Co./Magnum Hunter Resources, Inc.

•                       Noble Energy, Inc./Patina Oil & Gas Corporation

•                       Petro-Canada/Prima Energy Corporation

•                       Pioneer Natural Resources Company/Evergreen Resources, Inc.

•                       EnCana Corporation/Tom Brown, Inc. and

•                       Kerr-McGee Corporation/Westport Resources Corporation.

Discounted Cash Flow Analysis.  JPMorgan conducted a discounted cash flow analysis for the purpose of determining an estimated range of implied equity value per share of Kerr-McGee common stock.  The discounted cash flow analysis was based upon Kerr-McGee management’s business plan for the fiscal years 2006 through 2010, additional assumptions from Kerr-McGee management for the fiscal year 2010 and in perpetuity and projected commodity prices based on publicly available commodity trading prices.  The discounted cash flow analysis assumed a valuation date of June 30, 2006.

JPMorgan calculated the unlevered free cash flows that Kerr-McGee is expected to generate during fiscal years 2006 through 2010, based on Kerr-McGee management’s business plan.  JPMorgan calculated an implied range of terminal values for Kerr-McGee using a range of perpetuity growth rates from 1.0% to 2.0% and discount rates ranging from 8.5% to 9.5%.  The unlevered free cash flows and the range of terminal values were then discounted to present value using discount rates ranging from 8.5% to 9.5%.  JPMorgan selected a 1.0% to 2.0% terminal growth rate to derive an approximate implied per-share equity value reference range for Kerr-McGee of $56 to $71 using oil and gas strip pricing as of June 19, 2006 for the projection periods from 2006 through 2010 (oil (dollars per barrel) /gas (dollars per thousand cubic feet) prices of : 2006 - $70.44/$8.09; 2007 - $72.23/$9.46; 2008 - $70.54/$9.05; 2009 - $68.59/$8.45; 2010 - $66.99/$7.68) and $40 for oil and $6.50 for gas in the calculation of the terminal value so as to produce a terminal cash flow consistent with JPMorgan’s view of the market consensus long-term commodity prices and produce a terminal value indicative of possible cash flows in perpetuity~~thereafter~~.  JPMorgan noted that the merger consideration of $70.50 per share is at the high end of this range of calculated per-share equity values.  The perpetuity growth rates used by JPMorgan for this analysis were selected based on industry standard perpetuity growth rates and were cross referenced for implied terminal EBITDAX multiples which were consistent with current trading multiples of comparable publicly traded companies. Discount rates used by JPMorgan in this analysis were derived from the calculation of the Company’s weighted average cost of capital using the capital asset pricing model and using a sensitivity range on the resulting weighted average cost of capital.

Net Asset Valuation.  JPMorgan conducted a net asset valuation analysis for the purpose of determining an estimated range of implied value per share of Kerr-McGee stock.  The net asset valuation was based upon Kerr-McGee management’s reserve report provided to JPMorgan that outlines expected production from identified proved, probable, and possible reserves for the years 2006 through 2055.  The net asset valuation analysis assumed a valuation date of June 30, 2006.

JPMorgan ran its base case providing credit to the proved, probable and possible reserves of 100%, 70%, and 10%, respectively.  JPMorgan determined the percentages to use in its base case based on industry standard weighting practices used for similar assets in the applicable geographies in previously executed transactions.  JPMorgan also calculated Kerr-McGee’s net asset value using discount rates ranging from 8.5% to 9.5%.  Kerr-McGee’s realized prices were calculated based upon percentage of realized WTI and Henry Hub strip prices as provided by Kerr-McGee’s management.  The production and realized prices were netted against estimated future operating expenses and capital expenditures and discounted to the present using the mid-year convention.  Assuming fully diluted shares, JPMorgan calculated Kerr-McGee’s net asset value per share in its base case to be between $61 and $65 per share.  JPMorgan noted that the merger consideration of $70.50 per share is higher than this range of calculated values.

JPMorgan also performed sensitivity analysis providing reserves credits to proved, probable, and possible reserves of 100%, 55% and 0%, respectively, in the low case, and 100%, 85% and 20% in the high case.  JPMorgan determined the percentages to use in its low and high case in its sensitivity analysis based on the likely adjustments that another transaction partner might use in evaluating the assets.  Using the same range of 8.5% to 9.5% for the discount rate, JPMorgan calculated Kerr-McGee’s net asset value per share to range from $56 to $71.  JPMorgan noted that the merger consideration of $70.50 per share is at the high end of this range of calculated values.

Miscellaneous.  JPMorgan has received a fee of $2,500,000 from Kerr-McGee for the delivery of its fairness opinion.  JPMorgan will also receive an additional fee of $17,500,000 if the merger is consummated.  In addition, Kerr-McGee has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan for certain liabilities.

Opinion of Lehman Brothers.

Net Asset Valuation Analysis.  Lehman Brothers estimated the present value of the future after-tax cash flows expected to be generated from Kerr-McGee’s proved and non-proved reserves as of May 31, 2006, based on estimated reserves and production cost estimates provided by Kerr-McGee’s management.  The present value of the future after-tax cash flow was determined using a range of discount rates as described below and assuming a tax rate of 35%.  Lehman Brothers added to such estimated values for proved reserves assessments the value of certain other assets and liabilities, including Kerr McGee’s exploration portfolio and current commodity hedging portfolio.  The net asset valuation analysis was performed under three commodity price scenarios (Case I, Case II and Case III), which are described below.

Certain of the natural gas and oil price forecasts employed by Lehman Brothers were based on New York Mercantile Exchange, or NYMEX, price forecasts (West Texas Intermediate, Cushing, Oklahoma delivery for oil and Henry Hub, Louisiana delivery for natural gas) from which adjustments were made to reflect location and quality differentials.  NYMEX oil price quotations are stated in dollars per barrel, or BBL, of crude oil.  NYMEX gas price quotations are stated in heating value equivalents per million British Thermal Units, or MMBtu, which are adjusted to reflect the value per thousand cubic feet, or MCF, of gas.  The following table presents a summary of oil and natural gas price forecasts employed by Lehman Brothers for each commodity price scenario:

	2006E	2007E	2008E	2009E	2010E	2011E	Escalation Thereafter
Oil ($/BBL)
Case I: All reserve classifications	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	0.0%
Case II:
Proved reserves	$63.33	$65.77	$64.39	$63.02	$61.90	$60.98	0.0%
All other reserve classifications	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
Case III: All reserve classifications	$69.04	$72.53	$70.55	$68.60	$66.99	$65.68	0.0%

Gas ($/MCF)
Case I: All reserve classifications	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	0.0%
Case II:
Proved reserves	$7.55	$8.83	$8.47	$8.12	$7.83	$7.50	0.0%
All other reserve classifications	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00
Case III: All reserve classifications	$7.78	$9.62	$9.11	$8.60	$8.18	$7.71	0.0%

E = estimated.

Lehman Brothers based the commodity price estimates for Case I on then current industry forecasts for long-term commodity prices.  For Case III, Lehman Brothers based the commodity price estimates on then current NYMEX-traded prices.  Lehman Brothers based Case II commodity prices on a blend of Case I and Case III, respectively.

The following table summarizes the discount rate ranges Lehman Brothers employed to estimate the present value of the future after-tax cash flows for each of the reserve categories and regional location of reserves Lehman Brothers considered for Kerr-McGee:

Reserve Classification	Discount Rate Range
Proved Reserves	8%-13%
Probable	11%-30%
Possible	15%-45%

Lehman Brothers determined the discount rate ranges to use for the indicated reserve classifications based on various attributes including the geographic location of the reserves and the classification of the reserves.

The net asset valuation analysis yielded valuations for Kerr-McGee that implied an equity value range of $44.30 to $57.67 per share for Case I, an equity value range of $53.70 to $67.69 per share for Case II and an equity value range of $67.07 to $83.04 per share for Case III.  Lehman Brothers noted that the consideration to be offered to Kerr-McGee’s stockholders in the merger consideration was above the ranges implied from Case I and Case II, and fell within the implied range derived from Case III.

Comparable Company Analysis.  Lehman Brothers reviewed the public stock market trading multiples for selected large capitalization exploration and production companies:

•                       Anadarko Petroleum Company

•                       Apache Corporation

•                       Chesapeake Energy Corporation

•                       Devon Energy Corporation

•                       EnCana Corporation

•                       EOG Resources, Inc.

•                       Noble Energy, Inc.

•                       Ultra Petroleum Corp.

•                       XTO Energy Inc.

The companies listed above were chosen because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to Kerr-McGee on the basis of various attributes, including mix of assets, geographic location of operations and assets and company size.  Using publicly available information, including certain published estimates from independent equity research analysts, Lehman Brothers calculated and analyzed equity and enterprise value multiples of certain historical and projected financial and operating criteria such as earnings before interest, taxes, depreciation, depletion, amortization and exploration expense, or EBITDE, proved reserves and daily production.  The enterprise value of each company was obtained by adding its outstanding debt to the sum of the market value of its common equity, the book value of its preferred stock and the book value of any minority interest minus its cash balance.  Lehman Brothers examined enterprise value multiples of proved reserves and daily production under two different methodologies.  Under the first methodology, Lehman Brothers calculated the multiples by dividing enterprise value by proved reserves and daily production, respectively.  Under the second methodology, Lehman Brothers excluded the value of non-proved reserves, as estimated by independent research analysts, from enterprise value and then divided the resulting value by proved reserves and daily production, respectively.

Because of the inherent differences between the corporate structure, businesses, operations, commodity mix and prospects of Kerr-McGee and the corporate structure, businesses, operations, commodity mix and prospects of the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis.  Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Kerr-McGee and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.  In making these qualitative judgments, Lehman Brothers considered the differences cited above between  Kerr-McGee and the selected comparable companies.

With respect to the selected comparable companies, Lehman Brothers considered the following statistics and multiples:

	Multiple Range of Comparable Companies			Multiple Reference Range
	Low	Median	High	Low	High
Enterprise Value as a Multiple of:

EBITDE
2006E	3.6x	4.4x	15.4x	4.25x	5.25x
2007E	3.7x	4.3x	12.7x	4.25x	5.25x

Proved Reserves ($/BOE)	$9.98	$13.83	$23.73	$13.00	$16.00
2006E Daily Production ($/MBOE per day)	$45,327	$56,184	$188,526	$55,000	$65,000

Adjusted Enterprise Value as a Multiple of:

Proved Reserves ($BOE)	$8.12	$10.63	$16.24	$10.00	$14.00
2006E Daily Production ($MBOE per day)	$38,650	$43,637	$129,026	$42,500	$52,500

E = estimated

The comparable company methodology yielded valuations for Kerr-McGee that implied an equity value range of $48.48 to $61.01 per share.  Lehman Brothers noted that the consideration to be offered to Kerr-McGee’s stockholders in the merger was above the equity value range implied from this analysis.

Comparable Transactions Analysis.  Lehman Brothers reviewed certain publicly available information on selected corporate level exploration and production transactions having a value greater than $1.5 billion it deemed comparable to the merger, which were announced from February 2003 to May 2006.  Lehman Brothers chose the selected precedent transactions based on various attributes of the transactions, including size of transaction, asset attributes of the companies in the transaction, market capitalizations of the companies in the transaction and how recently the transaction was announced.  The comparable transactions included~~including, but not limited to~~:

•                       Energy Partners, Ltd./Stone Energy Corporation

•                       Devon Energy Corporation/Chief Holdings LLC

•                       Petrohawk Energy Corporation/KCS Energy, Inc.

•                       ConocoPhillips/Burlington Resources Inc.

•                       Occidental Petroleum Corporation/Vintage Petroleum, Inc.

•                       Norsk Hydro ASA/Spinnaker Exploration Company

•                       Chevron Corporation/Unocal Corporation

•                       Cimarex Energy Co./Magnum Hunter Resources, Inc.

•                       Noble Energy, Inc./Patina Oil & Gas Corporation

•                       Pioneer Natural Resources Company/Evergreen Resources, Inc.

•                       EnCana Corporation/Tom Brown, Inc.

•                       Kerr-McGee Corporation/Westport Resources Corporation

•                       Devon Energy Corporation/Ocean Energy, Inc.

Going Concern Analysis.  Lehman Brothers prepared an after-tax cash flow model for the period from January 1, 2006 through December 31, 2010 for Kerr-McGee utilizing certain information and projections provided by Kerr-McGee, and which assumed a compound annual production growth rate of 7.4% for Kerr-McGee.  Lehman Brothers adjusted Kerr-McGee’s commodity price projections by utilizing a commodity price based on published estimates by certain independent equity research analysts adjusted for Kerr-McGee’s projected location and quality differentials.  The equity value ranges yielded from the going concern valuation are based on a range of estimated finding and development costs including dry hole cost.  The range is based on projections provided by Kerr-McGee and published estimates by certain independent equity research analysts.  Lehman Brothers used discount rates of 8% to 11% and terminal value EBITDE multiples of 4.25x to 5.25x.  The discount rates were based on Lehman Brothers’ review of the financial terms of similar transactions in the sector of large capitalization exploration and production companies.  The terminal value multiples were selected based on the trading multiples of comparable publicly traded companies and the multiples of recently completed or proposed acquisitions of similar assets and companies.

Premiums Analysis.  Lehman Brothers reviewed certain publicly available information related to selected corporate transactions to calculate the amount of the premiums paid by the acquirers to the acquired company’s stockholders.  Lehman Brothers chose the transactions to include in the premiums analysis based on various attributes of the transactions, including size of transaction, asset attributes of the companies in the transaction, market capitalizations of the companies in the transaction and how recently the transaction was announced.  Lehman Brothers analyzed the following selected transactions that were announced from May 2001 to May 2006:

•                       Energy Partners, Ltd./Stone Energy Corporation

•                       Petrohawk Energy Corporation/KCS Energy, Inc.

•                       Cal Dive International, Inc./Remington Oil and Gas Corporation

•                       ConocoPhillips/Burlington Resources Inc.

•                       Talisman Energy Inc./Paladin Resources PLC

•                       Occidental Petroleum Corporation/Vintage Petroleum, Inc.

•                       Norsk Hydro ASA/Spinnaker Exploration Company

•                       Chevron Corporation/Unocal Corporation

•                       Petrohawk Energy Corporation/Mission Resources Corporation

•                       Cimarex Energy Co./Magnum Hunter Resources, Inc.

•                       Noble Energy, Inc./Patina Oil & Gas Corporation

•                       Petro-Canada/Prima Energy Corporation

•                       Forest Oil Corporation/Wiser Oil Company

•                       Pioneer Natural Resources Company/Evergreen Resources, Inc.

•                       EnCana Corporation/Tom Brown, Inc.

•                       Kerr-McGee Corporation/Westport Resources Corporation

•                       Plains Exploration & Production Company/Nuevo Energy Company

•                       Devon Energy Corporation/Ocean Energy, Inc.

•                       Plains Exploration & Production Company/3TEC Energy Corporation

•                       Anadarko Petroleum Corporation/Howell Corporation

•                       Unocal Corporation/Pure Resources, Inc.

•                       Newfield Exploration Company/EEX Corporation

•                       Magnum Hunter Resources, Inc./Prize Energy Corp.

•                       Dominion Resources, Inc./Louis Dreyfus Natural Gas Corp.

•                       Devon Energy Corporation/Mitchell Energy & Development Corp.

•                       Amerada Hess Corporation/Triton Energy Ltd.

•                       Westport Resources Corporation/Belco Oil & Gas Corporation

•                       Kerr-McGee Corporation/HS Resources, Inc.

•                       The Williams Companies, Inc./Barrett Resources Corporation

Miscellaneous.  Pursuant to the terms of an engagement letter, dated June 19, 2006, between Lehman Brothers and Kerr-McGee, Kerr-McGee paid Lehman Brothers a fee of $2,500,000 on the date on which Lehman Brothers informed Kerr-McGee that Lehman Brothers was prepared to render its opinion.  Kerr-McGee has also agreed to pay Lehman Brothers an additional fee of $17,500,000 upon the closing of the merger.  In addition, Kerr-McGee has agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

By:	/s/ John M. Rauh
Name: John M. Rauh
Title: Vice President and Controller

Dated:  August 2, 2006